Consent of Independent Auditors

       We consent to the reference to our firm under the caption "Experts" and to the use of our report dated September 29, 1997 (except Note 10, as to which the date is November 3, 1997) in the Registration Statement (Form SB-2) and the related Prospectus of American Electromedics Corp. for the registration of 5,320,224 shares of its common stock and 50,000 of its common stock purchase warrants.


                                       /s/ Ernst & Young LLP


       Manchester, New Hampshire
       July 7, 1998